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                                                                   EXHIBIT 10.36

                                   WRAP-AROUND

            MULTILINE QUOTA SHARE REINSURANCE AGREEMENT - VSC2004/73

         THIS AGREEMENT is made and entered into by and between VIRGINIA SURETY COMPANY, INC., an Illinois corporation, (hereinafter called the "Company") of the one part, and TOWER INSURANCE COMPANY OF NEW YORK (hereinafter called the "Reinsurer") of the other part.

         The parties hereto agree as hereinbelow, in consideration of the mutual covenants contained in the following Articles and upon the terms and conditions set forth herein:
                                    ARTICLE I
COVERAGE

         The Company is obligated to cede to the Reinsurer, and the Reinsurer is obligated to accept, a 100% quota share participation of the Company's net line on each risk, in respect to any loss or losses occurring on all policies written and all policies renewed in connection with the authority granted to the Company's Agent under the Managing General Agency Agreement, reference number VSC2004/72 with effective dates during the term of this Agreement and classified by the Company as Multiple Line Program.

                                   ARTICLE II
LIABILITY

           The Reinsurer's liability will begin obligatorily and simultaneously with that of the Company and all reinsurance ceded hereunder will be subject to the same terms, rates, conditions, interpretations, waivers, modifications, and alterations as the respective policies of the Company insofar as they relate to the business covered hereunder. The Reinsurer will be liable for all business risks and security risks arising under this Agreement. Further, the obligations of the Reinsurer will extend to any policy coverage required of the Company by any legislative, regulatory, or judicial body. The intent of this Agreement being that the Reinsurer will follow the fortunes of the Company on the policies to which this Agreement applies.



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                                   ARTICLE III
TERM AND CANCELLATION

         This Agreement will apply to all liability of the Company associated with all policies written and all policies renewed with effective dates during the term of this Agreement. This Agreement will take effect on December 1, 2004, 12:01 a.m. standard time (as set forth in the Company's policies) and will remain in force and effect for one (1) year expiring on December 31, 2005,12:00 p.m. standard time.

         At the expiration of this Agreement, the Reinsurer will remain liable for all policies in force until their natural expiration or renewal dates, whichever come first.

         Either party may cancel this Agreement at any time by giving at least thirty (30) days notice in writing via electronic, certified, or registered mail, stating therein the date on which termination will become effective. If the Reinsurer's participation is so canceled, it will remain liable for all policies in force until their expiration, termination, or first anniversary date, whichever comes first.

         Additionally, the Company may cancel the Reinsurer's participation hereon immediately by giving notice in writing by electronic, certified, or registered mail to the Reinsurer in the event of one of the following circumstances:

         A.       The Reinsurer ceases underwriting operations;

         B. The State Insurance Department, or other legal authority, orders the Reinsurer to cease writing business;



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         C.       The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there has been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agents known by whatever name, to take possession of its assets or control of its operations;

         D. The Reinsurer's surplus has been reduced by twenty percent (20%) or the Reinsurer has lost any part of, or has reduced its paid-up capital after the inception of this Agreement. As of June 30, 2004, the Reinsurer's surplus was $34,675,000and its paid-up capital is $23,230,000

         E. The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer's operations previously;

         F. The Reinsurer has reinsured its entire liability under this Agreement without the Company's prior written consent;

         G. The Reinsurer is deemed by the Company as potentially unable to meet its financial obligations under this Agreement due to three or more of its NAIC IRIS ratio tests falling outside the normal range as determined by the NAIC;

         H. The Reinsurer's A.M. Best rating is downgraded after the inception of this Agreement. As of June 30, 2004, the Reinsurer's A.M. Best Rating was B++;

         I. The Reinsurer's ratio of net premiums written to policyholders' surplus exceeds three (3) to one (1).

                  If the Reinsurer's participation is so canceled, it will remain liable for all policies in force until their expiration, termination, or first anniversary date, whichever comes first.

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         Alternatively, the Company may elect to cancel the Reinsurer's liability on a cut-off basis as of the date of cancellation, and the Reinsurer will not be liable for any losses occurring on or after the cancellation date and will return immediately to the Company any unearned reinsurance premium as of that date, computed on a monthly pro rata basis.

         During any such aforementioned period of notice, the Reinsurer will remain bound by the terms of this Agreement.

         Notwithstanding the other provisions in this Article, in the event the Company's policies are written in a jurisdiction where cancellation, renewal, or nonrenewal is regulated by the insurance authorities, and the Company is bound for a period longer than the original policy period by such regulations and statutes of said jurisdiction or by a judicial decision, the Reinsurer will remain liable for any such policies in force at the expiration or cancellation date of this Agreement until the date each expires or until the first renewal date when the Company can lawfully nonrenew said policies, whichever occurs first.

         Should this Agreement expire or be canceled while a loss is in progress, the Reinsurer will be responsible for its proportion of the entire loss or damage caused by such loss, subject to the other conditions of this Agreement.

         Notwithstanding the expiration or cancellation of this Agreement as hereinabove provided, the provisions of this Agreement will continue to apply to all obligations and liabilities of the parties incurred hereunder to the end that all such obligations and liabilities will be fully performed and discharged.


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                                   ARTICLE IV
TERRITORY

         The territorial scope of this Agreement will follow that of the Company's policies.

                                    ARTICLE V
DEFINITIONS

         The following terms, wherever used in this Agreement, will have the meanings set forth in this Article, and will be deemed to refer to the singular or plural as the context requires:

         "Business risk" means any liability of the Company in connection with the policies reinsured hereunder which is not included in loss, loss expense and security risk as defined in this Article.

         "Coverage dispute expense" means all expenses (including, but not limited to, attorneys' fees, arbitration costs, and court costs) the Company has paid, or has become liable to pay, in connection with any coverage disputes regarding the policies, including, but not limited to, declaratory judgment actions and arbitration proceedings brought to determine the Company's obligations attributable to the policies. Coverage dispute expense will be deemed to have been incurred by the Company on the date the loss was suffered, or allegedly suffered, under the policy.

         "Gross written premium" means all the written premium of the Company for the classes of business reinsured hereunder, less returned premium and cancellations.

         "Loss" means the amount paid by the Company, or for which the Company has become liable to pay, under the policies reinsured hereunder (including, but not limited to, amounts in settlement of claims and suits and in satisfaction of judgments, and interest accrued prior to final judgment if such interest is included as part of loss under the policies reinsured hereunder) after the deduction of all recoveries, salvages, subrogation and recovered inuring reinsurance. Loss will include 100% of any Extra Contractual Obligations and/or 100% of any Excess Limits Liability. Loss will not include loss expense unless loss expense is included within the limit of liability of policies reinsured hereunder.



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         "Loss expense" means all expenses paid by the Company, or for which the
Company has become liable to pay, in the investigation, appraisal, adjustment, settlement, litigation, appeal, and/or defense of claims under the policies reinsured hereunder (including, but not limited to: Steven G. Fauth fees in accordance with the fee structure set forth in Exhibit D of the Managing General Agency Agreement, reference number VSC2004/72, in-house adjusters, defense attorneys and other claims personnel of Tower Claims Services (TCS, court costs; interest accrued prior to and after final judgment; and salaries and expenses of employees of the Company who have been diverted from their normal and customary duties and assigned to the handling of claims on policies reinsured hereunder if Agent is unable to perform its duties in accordance with the Managing General Agency Agreement, reference number VSC2004/72). Loss expense will also include coverage dispute expense and monitoring expense. The Reinsurer will bear all loss expense in addition to its liability hereunder unless such loss expense is included as part of loss under the policies and will benefit accordingly in all salvages, subrogation, discounts, and other recoveries. Loss expense excludes internal office expenses, salaries, per diem, and other remuneration of Company employees who have not been diverted from their normal and customary duties and assigned to the handling of claims on policies reinsured hereunder this Agreement.

         "Monitoring expense" means all expenses the Company has paid, or has become liable to pay, in connection with claims under this Agreement, including, but not limited to, attorneys' fees and all other legal expenses, when such expenses were incurred by directly assisting in the handling of claims or by acting in a supervisory, reviewing, or advisory capacity. Monitoring expense will be deemed to have been incurred by the Company on the date the loss was suffered, or allegedly suffered, under the policy.

         "Net line" will mean the gross loss and loss adjustment expense applicable to each policy reinsured hereunder as specified in the Coverage Article, less all collected reinsurance recoverable under treaty and facultative reinsurance agreements applicable to such policies plus any business risk and security risk.



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         "Net written premium" means the gross written premium of the Company for the policies reinsured hereunder as specified in the Coverage Article, less premium for other treaty and facultative reinsurance agreements.

         "Policy" means each policy, contract, binder, endorsement, certificate, agreement or evidence of insurance, whether written or oral.

         "Security risk" means amounts not recovered by the Company under other treaty or facultative reinsurance agreements applicable to policies reinsured hereunder. Treaty and facultative reinsurance agreements applicable to policies reinsured hereunder are set forth in Exhibit A attached hereto.

                                   ARTICLE VI
REINSURANCE PREMIUM

         The Agent on behalf of the Company will pay the Reinsurer 2% of the collected gross written premium within 30 days after the close of each month.

         The Agent on behalf of the Company will collect and remit to the Company taxes, fees and assessments imposed by law or regulation which are billed directly to insureds (hereinafter "insured paid assessments"). Such insured paid assessments shall be paid 100% to the Company on a monthly basis, 30 days after the close of each month.

          In addition, the Company shall pay the Reinsurer any interest income earned under the terms of the Multiple Line Quota Share Reinsurance Agreement, AR15935 (attached as Exhibit A).



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                                   ARTICLE VII
REPORTS
         Within thirty (30) days after the close of each month, the Agent on behalf of the Company will furnish the Reinsurer with a report detailing the gross written premium, net written premium, losses and loss expense paid, losses and loss expense outstanding, monies recovered and reserves for incurred but not reported losses (IBNR). The Company and the Reinsurer will use these reports to determine the funding required in Article IX - Trust Account.

                                  ARTICLE VIII
TRUST ACCOUNT

         If one of the events as defined in this Article occurs, the Reinsurer, the Company, and a qualified financial institution acting as trustee thereunder will immediately enter into a Trust Agreement under which the Reinsurer will create a Trust Account for the benefit of the Company and will deposit the funds equal to its obligations as defined in this Article into the Trust Account WITHIN FIVE WORKING DAYS AFTER THE REINSURER IS REQUESTED TO DO SO BY THE COMPANY. Trust Account means the funds and other assets held by the trustee from time to time under the Trust Agreement. The Trust Agreement will comply with, and the financial institution acting as trustee thereunder will be qualified to act as trustee pursuant to, the applicable laws and regulations of Illinois and New York, and those of each other applicable jurisdiction.

         Assets deposited in the Trust Account shall consist only of (i) cash (United States legal tender), (ii) direct obligations of the United States or of any agency or instrumentality of the United States, or in certificates of deposit issued by a financial institution organized under the laws of the United States or any state to the extent guaranteed or insured as to the payment of principal and interest, or to the payment of principal only, by the United States or an agency or instrumentality of the United States, provided such obligation or certificate of deposit shall have a maturity date of ten years or less from the date of purchase; and (iii) other investments for which the Company shall first have given its written consent (which may be given subject to conditions) from among those which are eligible investments for the Company pursuant to both Article VIII of the Illinois Insurance Code and Paragraphs (1),
(2), (3), (8) and (10) of subsection (a) of Section 1404 of the New York Insurance Law; provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Company or the Reinsurer.



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         Notwithstanding any other provisions of this Agreement, the Company or its successors in interest may draw upon the Trust Account at any time, without diminution because of insolvency of the Company or of the Reinsurer, for one or more of the following purposes only:

         A. To pay or reimburse the Company for the Reinsurer's share under this Agreement regarding: (i) any losses and loss expenses paid by the Company but not recovered from the Reinsurer; (ii) for unearned premiums due to the Company, if not otherwise paid by the Reinsurer in accordance with the terms of this Agreement (iii) for any reasonable expenses incurred by the Company if the Company is required to carry out the Agent's duties in accordance with the authority granted to the Agent under Managing General Agency Agreement, reference number VSC2004/72 (iv) or for any business risk as defined in this Agreement;

         B. To make payment to the Reinsurer of any amounts held in the Trust Account that exceeds one hundred and two percent (102%) of the actual amount required to fund the Reinsurer's entire obligations (as defined below) under this Agreement;

         C. Where the Company has received notification of termination of the Trust Account, and where the Reinsurer's entire obligations under this Agreement remain unliquidated and undischarged ten (10) days prior to such termination date, to withdraw amounts equal to such obligations and deposit such amounts in a separate account, in the name of the Company, in any United States bank or trust company, apart from its general assets, in trust for such uses and purposes as specified in subparagraphs A. and B. above as may remain executory after such withdrawal and for any period after such termination date. "Event" is defined as a loss that occurs to the company due to any policy issued in accordance with the authority granted to the Company's Agent under the Managing General Agency Agreement, reference number VSC2004/72. An event is further defined but not limited to the following:



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1.       The Reisurer has become financially impaired. Financially impaired for purposes of this Article means the Reisurer's surplus has been reduced by ten percent (10%) or the Reinsurer has lost any part of, or has reduced its paid-up capital after the inception of this Agreement.

2. The loss ratio under the Multiple Line Quota Share Reinsurance Agreement, AR15935, effective 12/1/2004 with Tokio Millennium Re Ltd., Hannover Reinsurance (Ireland) Limited and E+S Reinsurance (Ireland) Limited is equal to or exceeds 63% at any point in time; 3. Upon knowledge of any ECO/XPL claim whether or not there is coverage under any other any other reinsurance agreement set forth in Exhibit A;

4. When any reinsurer participating in the reinsurance agreements set forth in Exhibit A become financially impaired. Financially impaired for purposes of this Article means the reinsurer's surplus has been reduced by twenty percent (20%) or has lost any part of, or has reduced its paid-up capital since the inception of this Agreement;

5. Upon knowledge of any potential arbitration or mediation with any other reinsurer participating in the reinsurance agreements set forth in exhibit A;



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6.       Any other loss, loss adjustment expense and/or business risk on policies reinsured hereunder that is net and unreinsured by the Company.

         "Obligations" of the Reinsurer is defined as the amount of loss the Company may incur as a result of any of the "events" defined above and will be equal to the greater of $1,000,000 or the actual reserve the Company will have to report on its statutory financial statement.

     IF AN EVENT OCCURS PURSUANT TO THIS ARTICLE, THE COMPANY AND THE REINSURER MAY MUTUALLY AGREE TO WAIVE THE REQUIREMENT THAT THE REINSURER FUND ITS OBLIGATIONS. IF THE COMPANY DOES NOT AGREE TO WAIVE THIS REQUIREMENT, THE REINSURER WILL IMMEDIATELY FUND ITS OBLIGATIONS IN ACCORDANCE WITH THIS ARTICLE.

         The issuing bank will have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

         Once the Trust Account has been established, the Agent on behalf of the Company will prepare and forward to the Reinsurer a monthly statement to reflect the Reinsurer's obligations under this Agreement. If the statement shows that the Reinsurer's share of such obligations exceeds the balance available through the Trust Account, then the Reinsurer will, within five (5) days after receipt of notice of such excess, make an adjustment to increase the amount available. If the statement shows that the Reinsurer's share of such obligations is less than the balance available through the Trust Account as of the statement date, then the Company will, within ten (10) days after receipt of written request from the Reinsurer, release such excess by making the appropriate adjustment. However the balance in the Trust Account will never be less than $1,000,000.

         In event the Company and the Reinsurer cannot agree on the value of the Reinsurer's obligations, they will mutually appoint an independent actuary and/or appraiser to assess such obligations. Any expenses associated with the appointment of an independent actuary and/or appraiser will be paid by the Reinsurer.



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         When all known loss reserves have been settled or closed and incurred but not reported loss reserves are reduced to zero, the Company and the Reinsurer will mutually agree to terminate the Trust Account.

                                   ARTICLE IX
LOSS NOTICES AND SETTLEMENTS

         The Reinsurer agrees to abide by all disposition of claims, including any ex gratia settlements, directed by the Company, the Agent on behalf of the Company, or directed or amended by enactment or interpretation by any legislative, regulatory, or judicial body.

         When so requested, however, the Company will afford the Reinsurer, at the Reinsurer's own expense, an opportunity to be associated with the Company in the defense of any claim, suit, or proceeding involving this Agreement, and the Company and the Reinsurer will cooperate in every respect in such defense.

                                    ARTICLE X

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS LIMITS LIABILITY

         This Agreement will extend to cover 100% of any losses arising from extra contractual obligations and/or excess limits liability.

         "Extra contractual obligations" means those liabilities not covered under any other provision of this Agreement, including, but not limited to, any punitive, exemplary, compensatory, or consequential damages, which arise from business covered hereunder.

         "Excess limits liability" means any amount for which the Company would have been contractually liable to pay had it not been for the limits of the reinsured policy.



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                                   ARTICLE XI
INSOLVENCY

         In the event of the Company's insolvency, the reinsurance afforded by this Agreement will be payable by the Reinsurer on the basis of the Company's liability under the policies reinsured without diminution because of the Company's insolvency or because its liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims, subject however to the right of the Reinsurer to offset against such funds due hereunder, any sums that may be payable to it by said insolvent Company in accordance with the Offset Article. The reinsurance will be payable by the Reinsurer directly to the Company or to its liquidator, receiver, conservator, or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the Company's insolvency or
(b) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Company as direct obligations of itself to the payees under such policies in substitution for the Company's obligation to such payees.

         The Company's liquidator, receiver, conservator, or statutory successor will give written notice of the pendency of a claim against the Company under the policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may investigate said claim and interpose in the proceeding where the claim is to be adjudicated, at its own expense, any defense that it may deem available to the Company or to its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer will be chargeable against the Company, subject to court approval, as part of the expense of conservation or liquidation to the extent that such proportionate share of the benefit will accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim, and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.



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         In the event of the receivership, conservatorship or insolvency of the
Reinsurer, the Company may immediately exercise its rights under Article VIII, Trust Account.

         In the event of insolvency of the Company, the Reinsurer will have all rights, as more fully set forth in Section 173 of the Illinois Insurance Code, as amended.

                                   ARTICLE XII
MEDIATION AND ARBITRATION

         If any dispute arises between the Company and the Reinsurer with reference to the interpretation, performance, or breach of this Agreement (whether the dispute arises before or after termination of this Agreement), such dispute, if not resolved by the parties, must be submitted to nonbinding mediation. If such dispute is not resolved by nonbinding mediation within sixty
(60) days it will then be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

         One arbitrator will be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who will preside at the hearing. If either party fails for any reason to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator will be selected from a list of six individuals (three named by each arbitrator) by a judge of the United States District Court having jurisdiction over the geographical area in which the arbitration is to take place, or if that court declines to act, the state court having general jurisdiction in such area.



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         All arbitrators will be active or retired disinterested officials of insurance or reinsurance companies, not under the control or management of either party to this Agreement and will not have personal or financial interests in the result of the arbitration.

         Within thirty (30) days after notice of appointment of all arbitrators, the panel will meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

         The panel will be relieved of all judicial formality and will not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration will take place in Chicago, Illinois, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it will consider the law of the State of Illinois. The decision of any two arbitrators when rendered in writing will be final and binding. The panel is empowered to grant interim relief, as it may deem appropriate.

         The panel will interpret this Agreement as an honorable engagement rather than merely a legal obligation and will make its decision considering the custom and practice of the applicable insurance and reinsurance businesses within sixty (60) days following the termination of the hearing unless the parties consent to an extension. Judgement upon the award may be entered in any court having jurisdiction thereof.

         Punitive damages will not be awarded. The arbitrators may, however, at their discretion award such other costs and expenses as they deem appropriate, including but not limited to attorneys' fees, the cost of arbitration, and arbitrators' fees to the extent permitted by law.

         The Reinsurer agrees to hold harmless and fully indemnify the Company in respect all costs and expenses, of whatsoever nature, incurred or suffered by the Company in the event arbitration proceedings are initiated between the Reinsurer and the Agent that involve no dispute of substance between the Company and the Reinsurer.



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                                  ARTICLE XIII
SERVICE OF SUIT

         (This Article applies if the Reinsurer is unauthorized in any state, territory, or district of the United States of America that has jurisdiction over the Company and in which a subject suit has been instituted. This Article is not intended to conflict with or override the parties' obligation to arbitrate their disputes in accordance with Article XII, Mediation and Arbitration.)

         In the event the Reinsurer fails to pay any amount claimed due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States and will comply with all requirements necessary to give that court jurisdiction. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in such suit may be made upon ___________________ Attention:___________.

         In any suit instituted against it upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

         The above named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit is instituted.


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         Further, pursuant to any statute of any state, territory, or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance or other officer specified for that purpose in the statute (or his successor or successors in office) as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates the above named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                   ARTICLE XIV
INTEREST PENALTY

         The interest amounts provided for in this Article will apply to the Reinsurer or to the Company in the following circumstances:

         A. Loss payments owed by the Reinsurer to the Company will have a due date to the Company as specified in Article VII, Reports and Remittances, of this Agreement.

         B. Payment of any premium will be due to the Reinsurer will have a due date as specified in Article VII, Reports and Remittances, of this Agreement.

         C. Payment on return of premium, or any amounts not provided in subparagraphs A. or B. above, will have the due date as specified in this Agreement. If no due date is specified, the due date will be ninety (90) days following the date of billing.

         D. Failure by the Reinsurer or the Company to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest payment payable at a rate equal to the 90-day Treasury Bill ask yield as published in the Money Rate Section or any successor section in the Midwest Edition of The Wall Street Journal on the first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest which occurs pursuant to this Article will be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date that the payment is received.


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

         E. The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding, there will be no interest payment due. Otherwise, any interest will be calculated and be due as outlined above.

         F. The Reinsurer will advance payment of any claim it is contesting. Should the Reinsurer prevail in the contest, the Company will return such payment plus pay interest on same, calculated from the date the Company received the advanced payment as per the provisions of this Article.

         G. Any interest which occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is one hundred dollars ($100) or less will be waived. Waiver of such interest, however, will not affect the waiving party's rights to similar interest for any other failure by the other party to make payment when due under this Article.

         H. Nothing in this Article will diminish any legal remedies that either party may have against the other.


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                                   ARTICLE XV
                                  AGENT DEFAULT

         In the event the Underwriting Manager or any agent or general agent (hereinafter called "Required Agent") appointed by the Company at the request of the Underwriting Manager shall, whether by reason of bankruptcy or any other cause, intentionally or unintentionally commit an act either of "Premium Default" or of "Payment Default" as those terms are hereinafter defined), then the consequences and remedies hereinafter provided in this Article shall apply. "Premium Default" shall mean failure by a Required Agent to transmit to the Company all or any portion of any premium for the placement of any policy or coverage under any policy. "Payment Default" shall mean any misappropriation of any of the Company's funds or the Reinsurer's funds, where such funds have been under the control of the Required Agent.

         In the event of any Premium Default, Company shall be relieved of any liability to remit to Reinsurer the corresponding reinsurance premium until such time, if ever, as the amount of such Premium Default is received by the Company. Also until such time, the insurance corresponding to such Premium Default shall be deemed to have been ceded to the Reinsurer pursuant to this Agreement. Notwithstanding such Premium, with respect to such premiums receivable by the Company, the Company shall be entitled to payment of ceding commission, loss and loss expenses and reimbursement for premium taxes, fees, assessments or residual market loads of any kind imposed upon the Company pursuant to any law or regulation as a result of policies reinsured hereunder.

         In the event of any Payment Default, the Company is relieved of any liability to Reinsurer for any funds of Reinsurer which may have been misappropriated, and the Reinsurer shall reimburse the Company for any funds of the Company which have been misappropriated.

                                   ARTICLE XVI
COMMUTATION

         If mutually agreed by the Company and the Reinsurer, at the expiration of this Agreement, or at any time thereafter, the Company may discharge the Reinsurer from all further liability under the policies attaching during the term of this Agreement. In event the Company and the Reinsurer cannot agree on the capitalized value of the Reinsurer's liability on such policies, they will mutually appoint an actuary and/or appraiser to assess such liability. The payment by the Reinsurer of the amount so ascertained will constitute a complete and final release of the Reinsurer in respect to its liability on such policies. Any expenses associated with the appointment of an actuary and/or appraiser will be paid by the Reinsurer.

                                  ARTICLE XVII
ACCESS TO RECORDS

         The Agent on behalf of the Company will place at the disposal of the Reinsurer, at all reasonable times, and the Reinsurer, through its designated representatives, will have the right to inspect, all books, records, and papers of the Company in connection with this Agreement. At the conclusions of the inspection, the Reinsurer will meet with and discuss the review with the Company and will provide a written report of its findings within a reasonable time. The Reinsurer, except with the express prior written consent of the Company, will not directly or indirectly communicate, disclose, or divulge to any third party, any knowledge or information that may be acquired either directly or indirectly as a result of the inspection of the Company's books, records, and papers. The restrictions as outlined in this Article will not apply to communications or disclosures that the Reinsurer is required to make to its statutory auditors, retrocessionaires, legal counsel, arbitrators involved in any arbitration procedures under this Agreement, or disclosures required upon subpoena or other duly-issued order of a court or other governmental agency or regulatory authority. Expenses connected with any such inspection and any reproduction of such records will be borne by the Reinsurer.

                                  ARTICLE XVIII
OFFSET
         The Agent on behalf of the Company and the Reinsurer hereunder will be entitled to deduct from amounts due the other party under this Agreement any amounts due itself from the other party under this Agreement only. In the event of the insolvency of either party hereto, offset will only be allowed in accordance with applicable law in the State of Illinois.

                                   ARTICLE XIX
CURRENCY

         All payments made by either party hereunder will be in United States dollars.

                                   ARTICLE XX
ERRORS AND OMISSIONS

         Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder will not relieve either party from any liability that would have attached had such delay, error, or omission not occurred.

                                   ARTICLE XXI
SALVAGE AND SUBROGATION

         The Reinsurer will be credited with its share of salvage or subrogation recoveries (i.e. reimbursement obtained or recovery made by the Agent of behalf of the Company, less the actual cost, excluding salaries of officials and employees of the Company, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving policies reinsured hereunder. If the recovery expense exceeds the amount recovered, the amount recovered (if any) will be applied to the reimbursement of recovery expense and the remaining expense will be borne by the Reinsurer.

                                  ARTICLE XXII
AMENDMENTS

         This Agreement may be altered or amended in any of its terms and conditions by mutual consent of the Company and the Reinsurer by addenda hereto or by an exchange of letters requesting acceptance of revised pages, special acceptances, or changes in underwriting information pertaining to this Agreement. Such addenda or letters will then constitute a part of this Agreement.

                                  ARTICLE XXIII
GOVERNING LAW

         This Agreement will be governed and construed in accordance with the laws of the State of Illinois.

                                  ARTICLE XXIV
ASSIGNMENT

         Neither party may assign its rights or responsibilities under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

                                   ARTICLE XXV
SEVERABILITY

         If any provisions of this Agreement will be rendered invalid, illegal, or unenforceable by the laws, regulations, or public policy of any state, such provisions will be considered void in such state, but this will not affect the validity, legality or enforceability of any other provisions of this Agreement in that state, nor the validity, legality, or enforceability of such provisions in any other jurisdiction.

                                  ARTICLE XXVI
FINANCIAL STATEMENTS

         The Reinsurer will provide quarterly financial statements to the Company within thirty (30) days after it is required to file such statements in accordance with applicable regulatory requirements.

                                  ARTICLE XXVII
HEADINGS

         The Article headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives.

Signed at Chicago, Illinois, this 1st  day of    March       2005
                                 ------      ----------------
VIRGINIA SURETY COMPANY, INC.
Signature:       /s/ Oriana Bakka
          ---------------------------------------------------
Title:           Senior Vice President
      -------------------------------------------------------
Attest:
       ------------------------------------------------------

FEIN Number: 36-3186541

NAIC Number: 40827

Signed at New York, New York, this  2nd  day of  March        2005
                                  -------      ---------------
TOWER INSURANCE COMPANY OF NEW YORK
Signature:       /s/ Marina Contiero
          ----------------------------------------------------
Title:           Vice President
      --------------------------------------------------------
Attest:
       -------------------------------------------------------

FEIN Number: 13-3548249

NAIC Number: 44300

                                    EXHIBIT A

Quota Share Reinsurance Agreement with Tokio Millennium Re Ltd., Hannover Reinsurance (Ireland) Limited and E+S Reinsurance (Ireland) Limited,reference numberAR15511, effective December 1, 2004 to December 31, 2005 12:01 a.m. standard time.




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